10.4      Employment Agreement with Dr. Alan V. Phan

                              Employment Agreement


         EMPLOYMENT AGREEMENT dated as of July 1, 1999 by and between ENOVA HOLDINGS, INC., a Nevada corporation, PEGO SYSTEMS, INC., a California corporation, (collectively referred to as the "Company") and Dr. Alan V. Phan (the "Executive).

         WHEREAS, the Company is in the business of environmental consulting and the manufacturing of certain related environmental products (the "Business");

         WHEREAS, the Executive is an experienced executive in the Business; and

         WHEREAS,   the  Company  and  the  Executive  desire  to  establish  an employment relationship with each other.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company agrees that the Company shall employ the Executive, and the Executive accepts employment with the Company, on the terms and conditions set forth herein.

2. Term. The term of employment (the "Employment Term") under this Agreement shall commence as of the date hereof and continue, subject to the terms and conditions of this Agreement, for a period of thirty-six (36) months from such date.

3. Position. The Company shall employ the Executive for the Employment Term as its Chairman of the Board to perform when and where necessary such duties relating to the overall operation of the Company as may from time to time be assigned to the Chairman by the Board of Directors. The Executive agrees to accept such employment and to devote his best efforts in and to the faithful performance of his duties hereunder to the exclusion of all other employment, subject to the general direction and control of the Board of Directors of the Company. The parties agree that Executive shall not be required to relocate.

3. Elected to Board. The Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company at the next Annual Meeting of Shareholders of the Company.

4.   Compensation.

a. In consideration of the services to be rendered by the Executive for his duties pursuant to Section 3 of this Agreement, including, without limitation, any services rendered by the Executive as a director, officer or employee of the Company or of any of its subsidiaries, divisions or affiliated companies, and in full payment for the due and faithful performance of said services, the Company shall pay the Executive and the Executive agrees to accept a salary at the rate of $120,000, per year (the "Base Compensation"). In case the executive does not take compensation in cash, the Company will issue restricted common shares for compensation earned, calculated at the closing price on January 1, discounted by 50%, for the year compensation is earned.

b. Payments to the Executive of his Base Compensation hereunder shall be made periodically on the dates established by the Company for payment of other executive employees, but not less frequently than once a month. All payments under this agreement shall be subject to all deductions and withholdings as required by law.

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c.   The Executive shall be entitled to  reimbursement  for reasonable  expenses incurred by him in connection with his employment hereunder, upon the presentation of proper vouchers therefore in accordance with the usual procedures of the Company. Such expenses shall not exceed $1,000 per month without the authorization of the Board.

d. The Executive shall be entitled to participate in and receive medical and dental benefits for the Executive and his dependent at the Company's expense, in accordance with the provisions of the Company's benefits plan or program currently in effect. The Company will provide the Executive (i) a life insurance policy in the amount of $1,000,000; (ii) three weeks vacation benefit annually; (iii) a long-term and short-term disability coverage in accordance with the provisions of any of the Company's employee benefit plans or programs now or hereafter in effect, to the same extent that employees of the Company in positions similar to that of the Executive have the right to participate in such plans and programs.

e. The Executive shall be entitled during the Employment Term to an automobile allowance equal to $650 per month.

     The Executive shall be entitled during the Employment Term to receive membership dues for business and professional associations. Such expenses shall not exceed $2,500 annually without the authorization of the Board.

5. Termination. The employment of the Executive may be terminated by the Company upon the occurrence of any of the following events:

a. Subject to Section 7(a) below, the Company may terminate such employment at any time without good cause upon written notice to the Executive;

b.   Such  employment  shall  terminate   automatically  on  the  death  of  the
     Executive;

c. The Company may terminate Executive's employment at any time for any reason or no reason upon giving a written notice to the Executive. In such event, the Company shall pay to Executive an amount equal to six months Base Compensation. For purposes of this Agreement "good cause" shall include the following circumstances:

     i. If there is a repeated and demonstrable failure on the part of the Executive to perform material duties of Executive's management position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Company (three written notices shall be sufficient to establish "repeated and demonstrable" failure);

     ii.  If the Executive is convicted of a criminal offense;

     iii. If the Executive or any member of his or his spouse's family makes any personal profit at the expense of the Company without prior written consent of the Company.

     iv.  If  the  Executive  fails  to  fully  observe  the  fiduciary   duties
          appropriate to his position; and

     v. If the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Company that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time, after receiving written notice of such disobedience. A "reasonable period of time" shall be determined in good faith by the Board (with the Executive not voting, if Executive is then a member of the Board), but in no event shall such period be more than thirty (30) days.

d. The Executive may terminate his employment hereunder upon thirty days written notice to the Company.

6.   Payments on Termination; Change of Control.

     Upon termination of the Executive's employment for any reason, the Company shall pay to the Executive, or if the termination is as a result of the death of the Executive, to his personal representative, any accrued but previously unpaid Basic Compensation prorated to the effective date of such termination.

     In the event the Company terminates the Executive's employment without good cause, the Company shall make severance payments equal to and in the same manner as the Executive's Basic Compensation in effect at the time of such termination for the remaining term of this Employment Agreement. To the extent Executive receives compensation from any form of employment after such termination for any part of the period during which termination payments are being made to the Executive by the Company, Executive shall immediately so inform the Company, and the termination payment payable pursuant to this subparagraph will be reduced at the rate of $0.75 for each dollar of compensation so received by the Executive.

     In the event the Company terminates the Executive's employment with good cause in the first year, the severance amount would be equal to Executive's base salary for 12 months; if Executive's employment is terminated in the second year, the severance amount will be equal to his base salary for 18 months; and if Executive's employment has been in effect for longer than two years, the severance amount will equal 24 months of base pay at the time of termination. In addition, the Company shall provide and Executive shall receive (i) his base salary accrued through the date of termination;
     (ii) all accrued vacation pay and accrued bonuses, if any, to date of termination; (iii) any bonus which would have been paid but for the termination, prorated through the date of termination, based upon Company's performance and in accordance with the terms, provisions and conditions of any Company incentive bonus plan in which Executive may be designated a participant; (iv) for a period of 12 months after the date of termination, at the Company's expense, coverage to Executive under the Company's life insurance and disability insurance policies; coverage to Executive and his dependents medical and dental insurance under the Company's health plan; if any of the Company's medical and dental, life insurance, or disability insurance plans are not continued or if Executive is not eligible for coverage hereunder because of the termination of his employment, the Company shall pay the amount required for Executive to obtain equivalent coverage; (v) reasonable outplacement services; (vi) office, secretarial support, and access to equipment and supplies for a period of six (6) months after termination. Also upon termination of employment by the Company without good cause, all equity options, restricted equity grants and similar rights held by the Executive with respect to securities of the Company shall automatically become vested and shall become immediately exercisable.

7.   Covenant Not to Compete.

a. The Executive agrees that during the Employment Term, he will not, directly or indirectly, have any ownership interest of five percent or more in a corporation, firm, trust, association or other entity that is in competition with the Company.

     The Executive shall not, during the Employment Term and at any time within one year after the termination his employment with Company by the Executive or by the Company with cause, in any manner, engage or become interested in (as owner, stockholder, partner, director, officer, employee, consultant or otherwise) any business which is competitive with the business conducted by the Company or any of its affiliates at the time of the termination of his employment hereunder. This Section 8 shall not apply if the Company terminates Executive's employment without cause. The Executive's ownership of less than five percent of the stock of a publicly owned company, which competes, with the Company shall not be considered a violation of the provisions of this Section 8(b).

c. Without limiting the rights of the Company hereunder, the parties agree that in the event the Executive violates (in other than a willful violation) any of the provisions of the Section 8, the Company may give the Executive 30 days notice of such violation and opportunity to cure it; in the event the violation is not cured within such 30-day period, such violation will be grounds for termination of this Agreement and the

     Executive's employment hereunder for cause, in addition to any other remedies available to the Company. It is expressly understood that the limitations contained in this Section 8 shall be in addition to, and not in substitution of, any provisions of a separate non-competition agreement entered into between the Executive and the Company. To the extent any provision herein is not consistent with such non-competition agreement, the terms and provisions of the non-competition agreement shall apply.

8.   Inventions.

a. For purposes of the Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall include, but not be limited to the definition of an invention contained in the United Sates Patent Laws.

b. The Executive understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company and which are conceived or made by him during his employment by the Company either alone or with others, are the sole and exclusive property of the Company. The Executive understands and agrees that all Inventions, trademarks, or copyrights described above in this Section 9(a) are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

c. The Executive agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Executive hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions that relate to the business of the Company and agrees not to disclose any of these to others without the written consent of the Company, except as required by the conditions of his employment.

d. The Executive agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company, (i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Agreement, (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, application procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these Inventions, for the perfection or enforcement of any trademarks or copyrights relating to such Inventions, and for the transfer of any interest the Executive may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above Inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Executive will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests arising under this Agreement.

9.   Secrecy.

a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all computer code, software, notes, written concepts, drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

b. The Executive agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by the Executive prior to or during his employment by the Company (whether before, during or after the Employment Term hereof), whether he has such information in his memory or in writing or other physical form. The Executive will not use for his benefit or purposes, nor disclose to others, either during the Employment Term or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company.

c. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company. A breach of this provision shall be considered good cause for termination. Upon termination of his employment hereunder, for any reason, the Executive shall forthwith deliver up to the Company all proprietary information, including, without limitation, all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its affiliates, and no copy of any such proprietary information shall be retained by him.

10. Injunctive Relief. The Executive acknowledges that in the event of a breach or threatened breach by the Executive of any of the provisions of Sections 8, 9 or 10, monetary damages will not adequately compensate the Company and the Company shall be entitled to an injunction restraining the Executive from the commission of such breach, in addition to any other remedies or rights the Company may have.

11. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid registered or certified mail, return receipt requested. Such duly mailed notice shall be deemed given when dispatched. The address for mailed notices shall be:

a.   For the Executive:

                           Dr. Alan V. Phan
                           1904 Norwalk Blvd.
                           Artesia, CA 90701

b.   For the Company:

                           Enova Holdings, Inc. and/or Pego Systems, Inc. 1196 East Willow Street
                           Long Beach, CA 90806
                           Telephone: (562) 426-1321
                           Facsimile:  (562) 490-0633

with a copy to:            The Hartcourt Companies, Inc.
                           1904 Norwalk Blvd.
                           Artesia, CA  90701
                           Attn:  Mr. Alan V. Phan
                           Facsimile:  (562) 403-1130

     Any party may notify the other parties in writing of a change of address by serving notice in the manner provided in this Section.

12. No Conflicting Agreements. Except as set forth herein, the Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any agreement to which he is a party or by which he is bound.

13. Governing Law; Entire Agreement. This Agreement shall be construed according to the laws of the State of California, and constitutes the entire understanding between the parties, superseding and replacing all prior understandings and agreements relating to employment between the

     Company and the Executive and the parties shall cause such other agreements, if any, to be terminated. This Agreement cannot be changed or terminated except by an instrument in writing signed by each of the parties hereto.

     Amendments. If any provision of this Agreement or the application thereof shall for any reason be invalid or unenforceable, such provision shall be limited only to the extent necessary in the circumstances to make such provision valid and enforceable and its partial or total invalidity or unenforceability shall in any event not affect the remaining provisions of this Agreement which shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.


ENOVA HOLDINGS, INC. / PEGO SYSTEMS, INC.


By:
   --------------------------
         President & CEO

EXECUTIVE:

By:  /s/  Dr. Alan V. Phan
     ------------------------
          Dr. Alan V. Phan